SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2005

CARDINAL COMMUNICATIONS, Inc.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
 (Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (the “Commission”) (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 4, 2005, Mr. David A. Weisman has resigned his positions as Chairman of the Board of Directors and Chief Executive Officer of the Registrant. The Registrant and Mr. Weisman have mutually agreed to his departure and the Board of Directors has accepted his resignations.

Effective November 4, 2005, Mr. Edouard Garneau was appointed Chief Executive Officer of the Registrant. Mr. Garneau previously served as the Chief Operating Officer of the Registrant. Mr. Garneau will continue to serve as a member of the Board of Directors. Mr. Garneau has been a member of the Board of Directors of the Registrant since December 2004.

Mr. Garneau joined our Board of Directors December 20, 2004. Mr. Garneau also serves as a member of our audit committee. Mr. Garneau is the founder and, since 1994 has been the Chief Executive Officer of Sovereign Companies, a diversified real estate development company with broadband telecommunications installation and operations in 4 states currently representing 10 major developments or approximately 1100 homes. The Sovereign Companies were acquired by the Registrant in 2005. Prior to founding Sovereign, Mr. Garneau served eight years in the US Air Force as a fighter pilot.

Effective November 4, 2005, Mr. Richard E. Wilson was appointed Chairman of the Board of Directors of the Registrant. Mr. Wilson has been a member of the Board of Directors of the Registrant since March 2003.

Mr. Wilson currently serves on the board of directors of Verb Exchange, Inc. a public company listed on the Toronto Stock Exchange.

Mr. Wilson has served as a member of our board of directors since March 2003. Since 2002, Mr. Wilson has served as a principal and executive vice president of business development of NetPort-Datacom, Inc., a privately held Mukilteo, Washington-based provider of international voice service. Mr. Wilson was co-founder of The Association of Communications Enterprises (ASCENT) (formerly the Telecommunications Resellers Association), a leading trade group representing entrepreneurial and small business communications companies. He served on that organization's board of directors in 1992 and 1993 and is currently Chairman Emeritus of ASCENT. During 2001 and 2002, Mr. Wilson was a principal in SigBioUSA, LLC, a Mukilteo company, Washington-based telecommunications consulting firm with expertise in both wireline and wireless telecommunications applications. From May 2000 to April 2001, Mr. Wilson was president and chief executive officer of Open Telecommunications North America, a wholly owned subsidiary of Open Telecommunications Australia, a publicly traded company in Australia that provides telecommunications-network-infrastructure related products and services. Also, from 2000 through January 2002, Mr. Wilson served as a director of GlobalNet International Telecommunications, Inc., an Illinois-based provider of global telecommunications services. GlobalNet was publicly traded under the symbol GBNE, until acquired by Titan Corporation in 2002.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c ) Exhibits.

        None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

Date: November 10, 2005	By:	/s/ Edouard Garneau

Chief Executive Officer